EXHIBIT 99.4



                       ILLINOIS CENTRAL RAILROAD COMPANY

                               OFFER TO EXCHANGE

                         $1,000 IN PRINCIPAL AMOUNT OF

                           7.70% DEBENTURES DUE 2096

                                      FOR

                      EACH $1,000 IN PRINCIPAL AMOUNT OF

                     OUTSTANDING 7.70% DEBENTURES DUE 2096

                  THAT WERE ISSUED AND SOLD IN A TRANSACTION

                      EXEMPT FROM REGISTRATION UNDER THE

                      SECURITIES ACT OF 1933, AS AMENDED


To Securities Dealers, Commercial Banks,
Trust Companies and Other Nominees:

               Enclosed for your consideration is a Prospectus dated December 26, 1996 (as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Illinois Central Railroad Company (the "Company") to exchange $125,000,000 in aggregate principal amount of its 7.70% Debentures due 2096 (the "Exchange Debentures") for $125,000,000 in aggregate principal amount of its outstanding 7.70% Debentures due 2096 that were issued and sold on December 17, 1996 in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Original Debentures").

               We are asking you to contact your clients for whom you hold Original Debentures registered in your name or in the name of your nominee.
In addition, we ask you to contact your clients who, to your knowledge, hold Original Debentures registered in their own name. The Company will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the tender of Original Debentures to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

               Enclosed are copies of the following documents:

               1.  The Prospectus;

               2. A Letter of Transmittal for your use in connection with the tender of Original Debentures and for the information of your clients;

               3. A form of letter that may be sent to your clients for whose accounts you hold Original Debentures registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer;

               4.  A form of Notice of Guaranteed Delivery; and

               5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

               Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City Time, on January 30, 1997, unless extended (the "Expiration Date"). Original Debentures tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

               In all cases, exchanges of Original Debentures accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates representing such Original Debentures
(or evidence of a book-entry delivery into the Exchange Agent's account at The Depository Trust Company), the Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees, or a properly completed Agent's Message (as defined in the Prospectus), and any other documents required by the Prospectus and the Letter of Transmittal.

               Additional copies of the enclosed material may be obtained from The Chase Manhattan Bank, the Exchange Agent, by calling (212) 946-3471.

               NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.